                                                                    EXHIBIT 12.1


                                                      YEAR ENDED DECEMBER 31,                    SIX MONTHS
                                        ----------------------------------------------------   ENDED JUNE 30,
                                         1995      1996       1997       1998         1999          2000
                                        ------    ------    --------   --------    ---------   --------------
Loss from continuing operations         $(511)    $(779)    $(1,743)   $(31,073)   $(124,765)     $(66,075)
Interest expense                            0        11           6       1,293        5,090         2,541
Interest portion of rental expense          1        14          49          79          116            74
                                        -----     -----     -------    --------    ---------      --------
Earnings                                $(510)    $(754)    $(1,688)   $(29,701)   $(119,559)     $(63,460)
                                        =====     =====     =======    ========    =========      ========


Interest expense                            0        11           6       1,293        5,090         2,541
Interest portion of rental expense          1        14          49          79          116            74
                                        -----     -----     -------    --------    ---------      --------
Fixed charges                           $   1     $  25     $    55     $ 1,372    $   5,206      $  2,615
                                        =====     =====     =======    ========    =========      ========
Ratio of earnings to fixed charges        N/A       N/A         N/A         N/A          N/A           N/A
                                        =====     =====     =======    ========    =========      ========

DEFICIENCY OF EARNINGS TO COVER
  FIXED CHARGES                         $(511)    $(779)    $(1,743)   $(31,073)   $(124,765)     $(66,075)
                                        =====     =====     =======    ========    =========      ========